Exhibit 10.6.7

EXECUTION COPY

AMENDMENT NO. 5 TO
AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT

THIS AMENDMENT NO. 5 TO AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT, dated as of July 21, 2017 (this “Amendment”), is entered into by and between Ditech Financial LLC (the “Seller”) and Barclays Bank PLC (“Barclays”), as the purchaser (in such capacity, “Purchaser”) and as the agent (in such capacity, the “Agent”), and amends that certain Amended and Restated Master Repurchase Agreement, dated as of April 23, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Purchaser, Agent, Sutton Funding LLC (“Sutton”), Green Tree Servicing, LLC (“Green Tree”), as a seller, and Ditech Mortgage Corp. (“Ditech”), as a seller. Unless otherwise defined herein, capitalized terms used in this Amendment have the meanings assigned to such terms in the Repurchase Agreement.
Recitals
WHEREAS, Ditech, Green Tree, Sutton, the Purchaser and the Agent were party to the Repurchase Agreement;
WHEREAS, Sutton, Purchaser, the Agent, Green Tree, Ditech and certain other parties entered into that certain Omnibus Amendment and Approval of Merger, dated as of August 28, 2015, pursuant to which the parties thereto acknowledged that (i) Ditech and DT Holdings LLC merged with and into Green Tree, (ii) the surviving entity changed its legal name to “Ditech Financial LLC”, a Delaware limited liability company, and (iii) Ditech Financial LLC continued as the sole surviving entity and assumed all rights and liabilities of Ditech and Green Tree under the Repurchase Agreement;
WHEREAS, Sutton, Purchaser, the Agent and the Seller entered into that certain Amendment No. 4 to Amended and Restated Master Repurchase Agreement, dated as of May 22, 2017, pursuant to which the parties thereto agreed to remove Sutton as a party to the Repurchase Agreement;
WHEREAS, pursuant to Section 28 of the Repurchase Agreement, the parties hereto desire to amend the Repurchase Agreement to make such modifications as further described below.
NOW, THEREFORE, pursuant to the provisions of the Repurchase Agreement concerning modification and amendment thereof, and in consideration of the amendments, agreements and other provisions herein contained and of certain other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
Agreements
Section 1.Amendment. Effective as of the Amendment Effective Date, the parties hereto hereby agree to amend Section 14(g)(ii) of the Repurchase Agreement by deleting clause (D) and replacing it with the following:

(D)
Seller shall report positive pre-tax Net Income, on a quarterly basis, except with respect to the quarter ended September 30, 2017, Seller shall report negative pre-tax Net Income no greater than $10,000,000 and, with respect to the quarter ended December 31, 2017, Seller shall report negative pre-tax Net Income no greater than $15,000,000, in any case as determined in accordance with GAAP before (i) non-cash fair value changes related mortgage servicing rights; (ii) impairments to goodwill and intangible assets; (iii) stock compensation expenses; and (iv) non-cash fair value changes in the assets and liabilities related to securitization trusts.
Section 2.    Agreement in Full Force and Effect as Amended. As specifically amended hereby, the Repurchase Agreement remains in full force and effect. All references to the Agreement in any Program Document shall be deemed to mean the Repurchase Agreement as supplemented and amended hereby. This Amendment shall not constitute a novation of the Repurchase Agreement, but is a supplement thereto. The parties hereto agree to be bound by the terms and conditions of the Repurchase Agreement, as supplemented and amended by this Amendment, to the same effect as if such terms and conditions were set forth herein verbatim.
Section 3.    Conditions to Effectiveness of this Amendment. This Amendment shall become effective on the day (the “Amendment Effective Date”) when the Seller shall have (i) paid to Purchaser and Agent and Purchaser and Agent shall have received all accrued and unpaid fees and expenses owed to Purchaser and Agent in accordance with the Program Documents, in each case, in immediately available funds, and without deduction, set-off or counterclaim, and (ii) delivered to Purchaser and Agent (a) a copy of this Amendment duly executed by each of the parties hereto and (b) any other documents reasonably requested by Purchaser or Agent, each of which shall be in form and substance acceptable to Purchaser and Agent.
Section 4.    Miscellaneous.
(a)    This Amendment shall be binding upon the parties hereto and their respective successors and assigns.
(b)    The various headings and sub-headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Repurchase Agreement or any provision hereof or thereof.
(c)    THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS EXCEPT SECTIONS 5-1401 AND 5-1402 OF NEW YORK GENERAL OBLIGATIONS LAW, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.
(d)    This Amendment may be executed in one or more counterparts and by the different parties hereto on separate counterparts, including without limitation counterparts transmitted by facsimile or in .pdf format, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.
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IN WITNESS WHEREOF, each undersigned party has caused this Amendment to be duly executed by one of its officers thereunto duly authorized as of the date and year first above written.
DITECH FINANCIAL LLC, as Seller
By:    /s/ Cheryl Collins
Name:    Cheryl Collins
Title:     SVP & Treasurer
BARCLAYS BANK PLC, as Agent and as Purchaser
By:    /s/ Joseph O 'Doherty
Name:    Joseph O 'Doherty
Title:     Managing Director

Signature Page to Barclays – Ditech Amendment No. 5 to A&R MRA